QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in the Registration Statement on Form S-1 of our reports dated March 29, 2004, except for Note 19, as to which the date is September 3, 2004, relating to the financial statements and March 29, 2004 relating to the financial statement schedules of Dresser, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Dallas, Texas
September 3, 2004

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM